UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2021

MassRoots, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55431	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1560 Broadway, Suite 17-105, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(303) 816-8070
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2021, MassRoots, Inc., a Delaware corporation (the “Company”) announced, that effective June 7, 2021, the Company’s board of directors (the “Board”) increased the number of directors comprising the Board from one to two and elected Danny Meeks as a member of the Board. Subsequently, the Board elected Mr. Meeks as its Chairman effective immediately.

Mr. Meeks will serve until the Company’s Annual Meeting of stockholders or until his successor has been duly elected and qualified.

Mr. Meeks was elected as a member of the Board pursuant to an arrangement by and between the Company and Empire Services, Inc., a Virginia corporation (“Empire”) of which Mr. Meeks is the sole shareholder. The reported arrangement is currently in the form of a letter of intent dated May 5, 2021 (the “Letter of Intent”) in connection with the potential acquisition of Empire by the Company, as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the same date. In accordance with the Letter of Intent, the Company’s obligation to execute any definitive agreement is contingent upon the election of Mr. Meeks as a director of the Board as well as subsequent entering into an employment agreement with Mr. Meeks as the Company’s President, providing for a salary of $250,000 per year, and on terms acceptable to the Company. The portion of the Letter of Intent requiring the aforementioned undertakings is not binding. The Company, nevertheless, acted pursuant to the Letter of Intent in order to proceed with the acquisition. Further, the Company issued to Empire a non-convertible promissory note in the principal amount of $301,728.68 payable at maturity on September 30, 2021, at the interest rate of 20% per annum. In the event, a closing of a definitive agreement occurs in connection with the Letter of Intent, the arrangement with Empire and Mr. Meeks may result, at a subsequent date, in a change of control of the Company.

As a director and Chairman of the Board, Mr. Meeks will be reimbursed for all reasonable travel expenses that he incurs in connection with attendance at meetings of the Board and will receive indemnification as a director of the Company to the maximum extent extended to directors of the Company generally, as set forth in the Company’s certificate of incorporation and bylaws.

Item 7.01 Regulation FD Disclosure.

On June 7, 2021, the Company issued a press release regarding Danny Meeks’ election as a member of the Board of the Company. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated June 7, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2021	MassRoots, Inc.

	By:	/s/ Isaac Dietrich
Isaac Dietrich
Chief Executive Officer

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